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                                                                     EXHIBIT 4.4


                                  Schedule 4.4


         Schedule identifying other agreements, the dates thereof and the parties thereto, substantially identical to the Registration Rights Agreement, dated as of November 19, 1999, between eVentures Group, Inc. and Geronimo Partners, L.P.



              Date of Agreement                     Names of parties
              -----------------                     ----------------
              November 24, 1999                eVentures Group, Inc. and
                                          Goff Moore Strategic Partners, L.P.